FORM 8-K


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                 CURRENT REPORT



Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):    April 18, 2001
                                                     --------------



                            GREATER COMMUNITY BANCORP

             (Exact name of registrant as specified in its charter)




  NEW JERSEY                         01-14294                22-2545165

 (State of other                    (Commission             (IRS Employer
  jurisdiction of                    File No.)               Identification No.)
  incorporation)



         55 UNION BOULEVARD, TOTOWA, NJ                           07512

(Address of principal executive offices)                        (Zip Code)




Registrant's telephone number, including area code: 973-942-1111





          (Former name or former address, if changed since last report)

Item 5.  Other Events


     On April 17, 2001, George E. Irwin, President and CEO of Greater Community Bancorp, announced that the net income increased by 15% for the quarter ended March 31, 2001 to $1,219,000 from $1,056,000 in the first three months of 2000. Diluted earnings per share were $0.19 in 2001 compared to $0.16 in 2000, an increase of 19%. Cash earnings per diluted share were $0.22 for the first quarter of 2001 compared to $0.19 for the same period in 2000. All per share results were adjusted for a 5% stock dividend paid on July 31, 2000. Provision for possible loan and lease losses was $204,000 in the first quarter of current year compared to $156,000 in 2000.

     Total assets at March 31, 2001 were $609.5 million compared to $584.3 million at March 31, 2000. Deposits were $445.6 million and $476.1 million for the two dates, respectively.

     Greater Community Bancorp is the holding company for Great Falls Bank, Bergen Commercial Bank, Rock Community Bank, Greater Community Financial, LLC, a full service securities broker-dealer and Highland Capital Corp., an equipment leasing company.

     Also, on April 17, 2001, John L. Soldoveri, Chairman of Greater Community Bancorp, announced that the Board of Directors had declared a 5% stock dividend on the company's common stock. The additional shares will be issued on July 31, 2001 to shareholders of record on July 13, 2001.

Item 7.  Financial Statements and Exhibits.

(c)  Exhibits.  The  following  exhibit is being  filed with this  Report and is attached hereto:

99.1 Press Release issued April 17, 2001 relating to the announcement of the first quarter 2001 earnings.

99.2 Press Release issued April 17, 2001 relating to the announcement of 5% stock dividend on company's outstanding common stock.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                           GREATER COMMUNITY BANCORP
                                           --------------------------
                                           (Registrant)




Date: April 18, 2001                       /s/ Naqi A. Naqvi
      --------------                       ---------------------------
                                           (Signature)

                                            NAQI A. NAQVI
                                            VICE PRESIDENT AND TREASURER

                                  EXHIBIT 99.1
                            GREATER COMMUNITY BANCORP
             55 Union Boulevard, P.O. Box 269, Totowa, NJ 07511-0269
                        (973) 942-1111 Fax (973) 942-9816
                            www.greatercommunity.com


                              FOR IMMEDIATE RELEASE
                                                      CONTACT:  George E. Irwin
                                                                President & CEO
                                                          (973) 942-1111 X 1018
                                                                   SYMBOL:  GFLS

     Totowa, NJ, April 17, 2001 - Net income at Greater Community Bancorp increased by 15% for the quarter ended March 31, 2001 to $1,219,000 from $1,056,000 in the first three months of 2000. Diluted earnings per share for the period were $.19 in 2001 compared to $.16 in 2000, an increase of 19%. Cash earnings per diluted share were $.22 for the first quarter of 2001 compared to $.19 for the three month period ended March 31, 2000. All per share results have been adjusted to reflect a five-percent stock dividend paid on July 31, 2000. Provision for possible loan and lease losses was $204,000 in the first quarter of the current year and $156,000 for the same period in 2000.

     Assets of Greater Community Bancorp at March 31, 2001 were $609,555,000 compared to $584,311,000 at March 31, 2000. Deposits were $445,637,000 and $476,146,000 for the two dates, respectively.

     Greater Community is the holding company for Great Falls Bank, Bergen Commercial Bank, Rock Community Bank, Greater Community Financial, LLC, a full service securities broker-dealer and Highland Capital Corp., an equipment leasing company.


                                      X X X

                                  EXHIBIT 99.2

                            GREATER COMMUNITY BANCORP
             55 Union Boulevard, P.O. Box 269, Totowa, NJ 07511-0269
                        (973) 942-1111 Fax (973) 942-9816
                            www.greatercommunity.com


                              FOR IMMEDIATE RELEASE

                                                       CONTACT: GEORGE E. IRWIN
                                                                 PRESIDENT & CEO
                                                          (973) 942-1111 X 1018
                                                                    SYMBOL: GFLS


     Totowa, NJ, April 17, 2001, John L. Soldoveri, Chairman of Greater Community Bancorp, announced today that the Board of Directors had declared a 5% stock dividend on the company's common stock. The additional shares will be issued July 31, 2001 to stockholders of record on July 13, 2001.

                                      X X X